ASSIGNMENT AND ASSUMPTION

         THIS ASSIGNMENT AND ASSUMPTION ("Agreement") is made effective the 13th day of December, 2005, between EAGLE LAKE INCORPORATED, a Nevada corporation (hereinafter "Assignor"), and PAMPLONA INCORPORATED, a Nevada corporation and a wholly owned subsidiary of Assignor (hereinafter "Assignee").

                                    Recitals:

         A. On August 30, 2005, Assignor entered into a consolidation agreement with RVision, LLC and Custom Federal, Inc., (the "Consolidation Agreement") which provides for the consolidation of the companies' business operations (the "Consolidation").

         B. In connection with and as a condition precedent to the closing of the Consolidation and related transactions, Assignor desires to assign certain of its assets to Assignee in consideration of Assignee assuming certain obligations of Assignor and Assignee desires to take assignment of the assets and is willing to assume the obligations of Assignor.

                                   Agreement:

         FOR AND IN CONSIDERATION of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

         1. Assignment of Assets. Assignor hereby sells, transfers, assigns, conveys, sets over, and delivers to Assignee, and Assignee hereby acquires from Assignor, all of the business and operations of Assignor and all of the assets and properties of Assignor of every kind and description, wherever located, real, personal or mixed, tangible or intangible, as the same existed on 12:00 midnight, Mountain Time, on December 13, 2005 (the "Transfer Date") (herein collectively called the "Assigned Assets"), including all right, title, and interest of Assignor in, to, and under the following, save, except, excluding the Excluded Assets as described below in Section 2:

                  (a) all cash, bank deposits, investment accounts, securities and cash equivalents;

                  (b) all of the assets reflected on the balance sheet of Assignor, except those disposed of in the ordinary course of business after the date of such balance sheet;

                  (c) all instruments (including promissory notes), documents, accounts, notes, and accounts receivable;

                  (d) all personal and fixture property of every kind and nature, including all goods (including inventory, equipment, and any accessions thereto);

                  (e) all chattel paper (whether tangible or electronic);

                  (f) all deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing);

                  (g) all commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles);

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                  (h) all raw materials, supplies, work-in-process, and other materials included in the inventory of Assignor;

                  (i) all governmental permits;

                  (j) trademarks, trade names, service marks, and copyrights (and all goodwill associated therewith), registered or unregistered, and the applications for registration thereof and the patents and applications therefor and the licenses relating to any of the foregoing;

                  (k) all severance or employment agreements;

                  (l) all mailing lists, customer lists, subscriber lists, processes, computer software, manuals or business procedures, trade secrets, know-how, and other proprietary or confidential information used in or relating to the activities of Assignor, including computer software and programs including related procedures, files, and manuals and all source and object codes and documentation related thereto;

                  (m) all of Assignor's rights, claims, offsets, or causes of action against third parties relating to the assets, properties, business, or operations of Assignor on the Transfer Date; and

                  (n) all books and records (including all data and other information stored on discs, tapes, or other media) of Assignor relating to the assets, properties, business, and operations of Assignor.

         2. Excluded Assets. Notwithstanding the provisions of Section 1, the Assigned Assets shall not include the following (herein referred to as the "Excluded Assets"):

                  (a) the aggregate $480,374.41 in principal and accrued but unpaid interest on promissory notes payable by RVision, LLC (the "RVision Notes"), plus $19,625.59 in cash;

                  (b) all accounting and operating records, vouchers, receipts, delivery orders, service records, or other financial, accounting and similar books, accounts, documents, or records of any nature;

                  (c) all corporate minute books, stock transfer books, and the corporate seal of Assignor; and

                  (d) the name "Eagle Lake" or any related or similar trade names, trademarks, service marks, or logos to the extent the same incorporate the name "Eagle Lake" or any variation or derivation thereof or any word deceptively similar thereto.

                  (e) all right and title to all shares of common stock or other equity securities in Water Acquisition, Inc., including all options, warrants or similar rights convertible or exchangeable into equity securities of Water Acquisition, Inc., whether owned of record or beneficially and all assets associated therewith.

         3. Assumed Liabilities. Assignee hereby assumes and agrees to pay, discharge, settle, pay, compromise, or otherwise satisfy each and every term, covenant, obligation, and condition of any kind or nature required to be kept, observed, performed, paid, or otherwise satisfied by the Assignor on the

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following obligations and liabilities of Assignor, direct or indirect, known or unknown, absolute or contingent, in accordance with their respective terms and subject to the respective conditions thereof, including the full and timely payment of any and all amounts due thereunder:

                  (a) all liabilities of Assignor existing on and as of the Transfer Date;

                  (b) all liabilities and obligations of Assignor to be paid or performed after the Transfer Date under the assets conveyed in accordance with Section 1; and

                  (c) all obligations of Assignor under the Consolidation Agreement dated August 30, 2005 which arise after the Closing Date.

All of the foregoing liabilities and obligations to be assumed by Assignee hereunder (excluding any Excluded Liability) are referred to herein as the "Assumed Liabilities."

         4. Irrevocable Purchase Offer. Assignee further hereby agrees to deliver to each RVision Constituent Owner receiving more than 50,000 shares of New ELI Stock at the Closing of the Consolidation Agreement, the irrevocable, joint and several offer of the Spinoffs to purchase shares of New ELI Stock held by such RVision Constituent Owners, as more particularly described in Section
6.21 of the Consolidation Agreement.

         5. Indemnification; Hold Harmless. Assignee, its successors and assigns, agree to and shall indemnify Assignor and the creditors of any excluded liabilities and hold them harmless from and against any and all payments, actions, claims, and demands whatsoever, including the legal and other costs of investigating or defending the same, arising out of or by reason of any failure, refusal or delay in timely and fully performing any term, covenant or condition of this Agreement or respecting the obligations hereby assumed by it. Assignor shall notify Assignee of any such liability, asserted liability, or claim thereto with reasonable promptness, and Assignee or its legal representatives shall have, at its election, the right to compromise or defend any such matter involving asserted liability of Assignee through counsel of its own choosing, at Assignee's expense. Such notice and opportunity to compromise or defend, if applicable, shall not be a condition precedent to any liability of Assignee under this indemnity. In the event that Assignee undertakes to compromise or defend any such liability, it shall notify Assignor, in writing, promptly of Assignee's intention to do so, and Assignor agrees to cooperate with Assignee and its counsel in order to effectuate such compromise or defense against such liability.

         6. Governing Law. This Agreement shall be governed by and construed under and in accordance with the laws of the state of Nevada without giving effect to any choice or conflict of law provision or rule (whether the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

         7. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, and no other course of dealing, understanding, agreement, covenant, representation, or warranty, written or oral, except as set forth herein or in the documents to be delivered in connection with the transactions contemplated hereby shall be of any force or effect. Any previous agreement, arrangement, understanding, or course of dealing is expressly merged into this Agreement. No amendment or modification hereof shall be effective until and unless the same shall have been set forth in writing and signed by the parties hereto.

         8. Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by

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electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

         If to Assignor:            Eagle Lake Incorporated
                                    50 West Broadway, Suite 501
                                    Salt Lake City, UT  84101
                                    Facsimile: (801) 521-6325


         If to Assignee, to:        Pamplona Incorporated
                                    50 West Broadway, Suite 501
                                    Salt Lake City, UT  84101
                                    Facsimile: (801) 521-6325

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

         9. Costs of Suit. In the event a party commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party to be fixed by the court in the same action. The term "legal proceedings" as used above shall be deemed to include appeals from a lower court judgment and it shall include proceedings in the Federal Bankruptcy Court, whether or not they are adversary proceedings or contested matters. The term "prevailing party" as used above in reference to proceedings in the Federal Bankruptcy Court shall be deemed to mean the prevailing party in any adversary proceeding or contested matter, or any other actions taken by the nonbankrupt party, that are reasonably necessary to protect its rights under the terms of this Agreement.

         10. Additional Documents. Each party shall cooperate in good faith and with diligence and dispatch in preparing any additional or confirmatory documents requested by the other in order to effectuate the terms and conditions of this Agreement.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party, its successors and assigns.

         12. Counterpart Signatures. This Agreement may be executed in multiple counterparts of like tenor, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

         13. Construction. Any reference to any federal, state, or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall be deemed illustrative and not a limitation. This Agreement shall be construed as though all parties drafted it.

         14. No Assignment. The rights and responsibilities of either party under this Agreement may not be assigned without the prior written consent of the other party.

         15. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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         16. General. Whenever the context or circumstance so requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include other genders. The parties agree to use their best efforts to provide all information required hereunder to satisfy the obligations set forth herein and to otherwise consummate the transactions contemplated hereby. Each right or remedy accorded by the provisions of this Agreement shall be in addition to, and not in substitution of, any rights or remedies available under now existing or hereafter arising applicable law. All rights and remedies provided for in this Agreement or afforded by law or equity are distinct and cumulative and may be exercised concurrently, independently, or successively.

         17. Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable, or unenforceable under any applicable law, such void, voidable, or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable, or unenforceable provision was not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

         18. Nonwaiver. The rights and remedies of the parties under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         19. Capitalized Terms. All capitalized terms used but not otherwise defined herein, shall have the meaning given to them in the Consolidation Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed, effective as of the day first written above.

                                      Assignor:

                                      EAGLE LAKE INCORPORATED
                                      (a Nevada corporation)


                                      By: /s/ Howard S. Landa
                                         ---------------------------------------
                                         Its duly authorized officer

                                      Assignee:

                                      PAMPLONA INCORPORATED
                                      (a Nevada corporation)


                                      By: /s/ Terrell W. Smith
                                         ---------------------------------------
                                         Its duly authorized officer

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